                                                                    EXHIBIT 99.1

      REPORT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF G&K SERVICES, INC.:

      We have audited the consolidated financial statements of G&K Services, Inc. as of July 3, 2004 and June 28, 2003, and for each of the three years in the period ended July 3, 2004, and have issued our report thereon dated August 13, 2004 (included elsewhere in this Form 10-K). Our audits also included the financial statement schedule listed in Item 15(a) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      /s/Ernst & Young  LLP
      ---------------------
      Ernst & Young LLP

      Minneapolis, Minnesota
      August 13, 2004

                               G&K SERVICES, INC.
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)

                                                                        Additions
                                                               --------------------------
                                              Balance at       Charged to     Charged to
                                             Beginning of      Costs and        Other                        Balance at
      Description                               Year            Expenses       Accounts       Deductions     End of Year
      -----------                           --------------     ----------     -----------     ----------     -----------
Allowance for Doubtful Accounts
 July 3, 2004                                   $ 3,687          $ 2,171             $ -        $ 3,255       $ 2,603
                                                =======          =======             ===        =======       =======
 June 28, 2003                                  $ 3,326          $ 4,123             $ -        $ 3,762       $ 3,687
                                                =======          =======             ===        =======       =======
 June 29, 2002                                  $ 2,613          $ 3,477             $ -        $ 2,764       $ 3,326
                                                =======          =======             ===        =======       =======

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